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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                WEBTRONICS, INC.

                         CALLISTO PHARMACEUTICALS, INC.

                           CALLISTO ACQUISITION CORP.

                          SYNERGY PHARMACEUTICALS, INC.

                                       AND

                            SYNERGY ACQUISITION CORP.



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         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 10, 2003, among Webtronics, Inc., a Florida corporation ("Parent"), Callisto Pharmaceuticals, Inc., a Delaware corporation ("Callisto"), Callisto Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Callisto Merger Sub"), Synergy Pharmaceuticals, Inc., a Delaware corporation ("Synergy") and Synergy Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Synergy Merger Sub").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), Parent, Callisto, Callisto Merger Sub, Synergy and Synergy Merger Sub intend to enter into a business combination transaction.

         B. The Board of Directors of Callisto (i) has determined that the Mergers (as defined in Section 1.2 below) are consistent with and in furtherance of the long-term business strategy of Callisto and fair to, and in the best interests of, Callisto and its stockholders, (ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Mergers advisable and (iv) has determined to recommend that the stockholders of Callisto adopt this Agreement.

         C. The Board of Directors of Parent (i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders,
(ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Mergers advisable and (iv) has determined to recommend that the stockholders of Parent approve the issuance of shares of Parent Common Stock (as defined below) pursuant to the Mergers (the "Share Issuance").

         D. The Board of Directors of Synergy (i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of Synergy and fair to, and in the best interests of, Synergy and its stockholders, (ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Mergers advisable and (iv) has determined to recommend that the stockholders of Synergy adopt this Agreement.

         E. The Board of Directors of each of Callisto Merger Sub and Synergy Merger Sub (i) has determined that the Mergers are consistent with and in furtherance of the long-term business strategy of Callisto Merger Sub and Synergy Merger Sub, respectively, and fair to and in the best interests of, Callisto Merger Sub and Synergy Merger Sub, respectively, and their respective stockholders, (ii) has approved this Agreement, the Mergers and the other transactions contemplated by this Agreement; and (iii) has adopted a resolution declaring the Mergers advisable.

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         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGERS

         1.1 The Callisto Merger. At the Effective Time (as defined in Section
1.3 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Callisto Merger Sub shall be merged with and into Callisto (the "Callisto Merger"), the separate corporate existence of Callisto Merger Sub shall cease and Callisto shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Callisto Merger is sometimes referred to hereinafter as the "Callisto Surviving Corporation."

         1.2 The Synergy Merger. At the Effective Time and subject to the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Synergy Merger Sub shall be merged with and into Synergy (the "Synergy Merger"), the separate corporate existence of Synergy Merger Sub shall cease and Synergy shall continue as the surviving corporation (the "Synergy Surviving Corporation") and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Synergy Merger is sometimes referred to hereinafter as the "Synergy Surviving Corporation." The Callisto Merger and the Synergy Merger are collectively referred to as the "Mergers."

         1.3 Effective Time. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the Mergers and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Sills Cummis Radin Tischman Epstein & Gross, One Riverfront Plaza, Newark, New Jersey 07102, at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause each of the Mergers to be consummated by filing a Certificate of Merger (or like instrument) (each, a "Certificate of Merger" with respect to one of the Mergers, and collectively with respect to both Mergers the "Certificates of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the times at which both Mergers have become fully effective (or such later time as may be agreed in writing by Callisto and specified in the Certificates of Merger) is referred to herein as the "Effective Time").

         1.4 Effect of the Mergers. (a) At the Effective Time, the effect of the Mergers shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, (i) all the property, rights, privileges, powers and franchises of Callisto and Callisto Merger Sub shall vest in the Callisto Surviving Corporation, and all debts, liabilities and duties of Callisto and Callisto Merger Sub shall become the debts, liabilities and duties of the Callisto Surviving Corporation and (ii) all of the property, rights, privileges, powers and franchises of Synergy and Synergy Merger Sub shall vest in the Synergy Surviving Corporation, and all debts, liabilities and duties of Synergy and Synergy Merger Sub shall become the debts, liabilities and duties of the Synergy Surviving Corporation.


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                  (b) Prior to or at the Effective Time, the properties and
assets of Synergy and its Subsidiaries will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively the "Encumbrances"), except for such liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the "Liabilities") of Synergy, that the Synergy Surviving Corporation will assume, which Liabilities Synergy and Callisto have jointly approved and which shall be set forth in Schedule 2.5. Prior to or at the Effective Time, the properties and assets of Callisto and its Subsidiaries will be free and clear of any and all Encumbrances, except for such Liabilities of Callisto that the Synergy Surviving Corporation will assume which Liabilities Synergy and Callisto have jointly approved and which shall be set forth in Schedule 3.5.

                  (c) Immediately after the Effective Time of the Callisto Merger, (i) Parent will organize a newly formed Delaware limited liability company ("Newco") with Parent as the sole member thereof, (ii) Callisto will be merged with and into Newco pursuant to Delaware statutes with Parent remaining as the sole member of Newco, and (iii) all of the Parent capital stock then held by Callisto will thereupon be cancelled and extinguished. The Certificate of Formation of Newco will be in the form and substance approved by Synergy's counsel and Callisto's counsel and shall be attached as Exhibit C to this Agreement.

                  (d) Promptly following the Effective Time it is expected that,
(i) Parent will file an Amendment to its Articles of Incorporation changing its name to "Callisto Pharmaceuticals, Inc." (the "Amendment Articles") and (ii) Parent will change its state of incorporation to Delaware from Florida. The Amended Articles will be substantially in the form and substance approved by Synergy's counsel and Callisto's counsel and shall be attached as Exhibit D to this Agreement.

         1.5 Certificates of Incorporation; Bylaws. (a) Unless otherwise determined by Callisto prior to the Effective Time, at the Effective Time, (i) the Certificate of Incorporation of Callisto Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Callisto Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the Delaware Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Callisto Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Callisto Pharmaceuticals, Inc." and (ii) the Certificate of Incorporation of Synergy Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Synergy Surviving Corporation at and after the Effective Time until thereafter amended in accordance with Delaware Law and the terms of such Certificate of Incorporation; provided, however that at the Effective Time, Article I of the Certificate of Incorporation of the Synergy Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the Corporation is Synergy Pharmaceuticals, Inc." The Certificates of Incorporation of the Callisto Surviving Corporation and the Synergy Surviving Corporation shall be approved by Synergy's counsel and Callisto's counsel and shall be attached as Exhibits E-1 and E-2 to this Agreement.


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                  (b) Unless otherwise determined by Callisto and Synergy,
respectively, prior to the Effective Time, (i) the Bylaws of Callisto Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Callisto Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with Delaware Law and the terms of Certificate of Incorporation of the Callisto Surviving Corporation and such By Laws and (ii) the By Laws of Synergy Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Synergy Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with Delaware Law and the terms of the Certificate of Incorporation of the Synergy Surviving Corporation and such Bylaws.

         1.6 Callisto Directors and Officers. (a) Unless otherwise determined by Callisto prior to the Effective Time, the directors of Callisto Merger Sub immediately prior to the Effective Time shall be the directors of the Callisto Surviving Corporation and at and after the Effective Time, each to hold the office of a director of the Callisto Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Callisto Surviving Corporation until their successors are duly elected and qualified.

                  (b) Unless otherwise determined by Callisto prior to the Effective Time, the officers of Callisto Merger Sub immediately prior to the Effective Time shall be the officers of the Callisto Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Callisto Surviving Corporation.

         1.7 Synergy Directors and Officers. (a) Unless otherwise determined by Callisto prior to the Effective Time, the directors of Synergy Merger Sub immediately prior to the Effective Time shall be the directors of the Synergy Surviving Corporation at and after the Effective Time, each to hold the office of a director of the Synergy Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Synergy Surviving Corporation until their successors are duly elected and qualified.

                  (b) Unless otherwise determined by Callisto prior to the Effective Time, the officers of Synergy Merger Sub immediately prior to the Effective Time shall be the officers of the Synergy Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Synergy Corporation.

         1.8 Stock Split of Parent Common Stock. Prior to the Effective Time, Parent will declare and effect a 475 for one common stock split, so that approximately 95% of the Parent Common Stock will be owned by Callisto and approximately 5% by minority shareholders. A Capitalization Table as of the Effective Time is attached hereto as Schedule 1.8 to this Agreement.

         1.9 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Mergers and without any action on the part of Parent, Callisto, Synergy, Callisto Merger Sub, Synergy Merger Sub or the holders of any of the following securities, the following shall occur:


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                  (a) Conversion of Callisto Common Stock. Each share of Common
Stock, par value $0.001 per share of Callisto (the "Callisto Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any share of Callisto Common Stock to be canceled and extinguished pursuant to
Section 1.9(b) will be automatically converted (subject to Sections 1.9(i) and (j)) into .one share of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), such that he holders of Callisto Common Stock will, in the aggregate, receive 17,318,994 shares of Parent Common Stock (such aggregate shares of Parent Common Stock being referred to in this Agreement as the "Callisto Merger Consideration"). If any shares of Callisto Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Callisto, then the shares of Parent Common Stock issued in exchange for such shares of Callisto Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

                  (b) Cancellation of Callisto Stock. Each share of Callisto Common Stock held by Callisto or any direct or indirect wholly-owned subsidiary of Callisto immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Callisto Common Stock held by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (c) Callisto Stock Options. At the Effective Time, all options to purchase Callisto Common Stock then outstanding under Callisto's 1996 Incentive and Non-Qualified Stock Option Plan, as amended as of the date hereof (the "Callisto Option Plan"), the Callisto Option Plan itself, shall be assumed by Parent in accordance with Section 5.4.

                  (d) Capital Stock of Callisto Merger Sub. Each share of Common Stock, $0.001 par value per share, of Callisto Merger Sub (the "Callisto Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Callisto Surviving Corporation. Each certificate evidencing ownership of shares of Callisto Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Callisto Surviving Corporation.

                  (e) Conversion of Synergy Common Stock. Each share of Common Stock, par value $0.001 per share of Synergy (the "Synergy Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any share of Synergy Common Stock to be canceled and extinguished pursuant to Section 1.9(f) will be automatically converted (subject to Sections 1.9(i) and (j)) into Parent Common Stock as set forth on Schedule 1.9(e) attached hereto, such that the holders of Synergy Common Stock (including the holders of Synergy Stock Options and Synergy Warrants) will, in the aggregate, receive 4,395,684 shares of Parent Common Stock, (such aggregate shares of Parent Common Stock being referred to in this Agreement as the "Synergy Merger Consideration"). If any shares of Synergy Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Synergy, then the shares of Parent Common Stock issued in exchange for such shares of Synergy Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.


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                  (f) Cancellation of Synergy Common Stock. Each share of
Synergy Common Stock held by Synergy or any direct or indirect wholly-owned subsidiary of Synergy immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Synergy Common Stock held by Parent or any direct or indirect wholly-owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (g) Synergy Stock Options and Warrants. At the Effective Time, all options to purchase Synergy Common Stock then outstanding under the Synergy 1993 Amended and Restated Stock Option Plan and 1998 Stock Option Plan, as amended as of the date hereof (the "Synergy Option Plans"), the Synergy Option Plans themselves, and all warrants to purchase Synergy Common Stock shall be canceled.

                  (h) Capital Stock of Synergy Merger Sub. Each share of Common Stock, $0.001 par value per share, of Synergy Merger Sub (the "Synergy Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Synergy Surviving Corporation. Each certificate evidencing ownership of shares of Synergy Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Synergy Surviving Corporation.

                  (i) Adjustments to Callisto and Synergy Merger Consideration. Except as described in Section 1.8, each of the Callisto and Synergy Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock, Callisto Common Stock or Synergy Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Callisto Common Stock or Synergy Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

                  (j) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Mergers. In lieu thereof any fractional share will be rounded to the nearest whole share of Parent Common Stock (with .5 being rounded up).

         1.10 Surrender of Certificates.(a) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.9(a) and (e) in exchange for outstanding shares of Callisto Common Stock and Synergy Common Stock.



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                    (b) Exchange Procedures. Promptly after the Effective Time,
Parent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Callisto Common Stock or Synergy Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock pursuant to
Section 1.9(a) and (e). Upon surrender of Certificates for cancellation to the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Callisto Common Stock and Synergy Common Stock were converted pursuant to Section 1.9(a) and Section 1.9(e), respectively, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock into which such shares of Callisto Common Stock and Synergy Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock under the Certificate of Incorporation or Bylaws of Parent or under the Florida Business Corporation
Act).

                    (c) Transfers of Ownership. If certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                    (d) Required Withholding. Each of the Parent, the Callisto Surviving Corporation and the Synergy Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Callisto Common Stock or Synergy Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                    (e) No Liability. Notwithstanding anything to the contrary in this Section 1.10, neither the Parent, the Callisto Surviving Corporation, the Synergy Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Callisto Common Stock or Synergy Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.



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         1.11 No Further Ownership Rights in Callisto Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Callisto Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of Callisto Surviving Corporation of shares of Callisto Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Callisto Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.12 No Further Ownership Rights in Synergy Common Stock. All shares of Parent Common Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Synergy Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of Synergy Surviving Corporation of shares of Synergy Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Synergy Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.13 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Parent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Callisto Common Stock or Synergy Common Stock represented by such Certificates were converted pursuant to Section 1.9(a) and (e), respectively; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Callisto Surviving Corporation or the Synergy Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.14 Tax Treatment. It is intended by the parties hereto that each of the Mergers shall constitute reorganizations within the meaning of Section 368(a) of the Code. Each of the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Synergy Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws) and with the Callisto Merger being qualified as a reorganization described in Sections 368(a)(1)(A) and 368(a)(1)(D) of the Code (and comparable provisions of any applicable state or local laws).

         1.15 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Callisto Surviving Corporation or the Synergy Surviving Corporation (and/or their respective successors in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Callisto, Synergy, Callisto Merger Sub and Synergy Merger Sub, the officers and directors of Parent, the Callisto Surviving Corporation and the Synergy Surviving Corporation shall be fully authorized (in the name of Callisto Merger Sub, Synergy Merger Sub, Callisto, Synergy and otherwise) to take all such necessary action.


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                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SYNERGY

         Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Callisto by Synergy on or prior to entering into this Agreement a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the "Synergy Schedule"), Synergy each hereby represents and warrants to Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub that:

         2.1 Organization of Synergy. (a) Synergy is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Synergy Material Adverse Effect. As used in this Agreement, the term (i) "Subsidiary" means the subsidiaries of Synergy set forth in Schedule 2.1 of the Synergy Schedule and (ii) "Synergy Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Synergy and its Subsidiaries as a whole, or on the ability of the Synergy to consummate the transactions contemplated by this Agreement; it being understood, however, that Synergy's continuing to incur losses, as long as such losses are in the ordinary course of business and are comparable to those incurred by Synergy prior to the date hereof, shall not, alone, be deemed to be a Synergy Material Adverse Effect.

                  (b) Synergy has delivered to Callisto a true and complete list of all of Synergy's Subsidiaries, indicating the jurisdiction of incorporation of each Subsidiary and Synergy's equity interest therein.

                  (c) Synergy has delivered or made available to Callisto a true and correct copy of the Certificate of Incorporation and Bylaws of Synergy and similar governing instruments of each of its Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Synergy nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

         2.2 Synergy Capital Structure. The authorized capital stock of Synergy consists of 20,000,000 shares of Common Stock, par value $.001 per share, of which there were 2,944,064 shares issued and outstanding as of December 31, 2002; 3,700,001 shares of Series A Preferred Stock, par value $.001 per share, 3,700,001 of which are issued and outstanding as of December 31, 2002; 1,874,999 shares of Series B Preferred Stock, par value $.001 per share, 1,154,065 of which are issued and outstanding as of December 31, 2002; 1,453, 547 shares of Series C Preferred Stock, par value $.001 per share of which 1,453,547 are issued and outstanding as of December 31, 2002 and 2,238,363 shares of Series D Preferred Stock, par value $.001 per share

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of which 2,238,363 are issued and outstanding as of December 31, 2002. All outstanding shares of Synergy Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Synergy, or any agreement or document to which Synergy is a party or by which it is bound. As of March 10, 2003, Synergy had reserved an aggregate of 2,051,000 shares of Synergy Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Synergy Option Plans, under which options are outstanding for 2,051,000 shares and there are no more shares available for grant. As of March 10, 2003, Synergy had reserved an aggregate of 3,303,038 shares of Synergy Common Stock for issuance to holders of warrants to purchase shares of Synergy Common Stock. All shares of Synergy Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 2.2 lists (i) each outstanding option to acquire shares of Synergy Common Stock as of March 10, 2003, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason and indicates the extent of acceleration, if any, and (ii) each outstanding Synergy Warrant as of March 10, 2003, the name of the holder of such Synergy Warrant and the exercise price therefor.

         2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Synergy, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Synergy owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any Subsidiary of Synergy, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Synergy or any of its Subsidiaries is a party or by which it is bound obligating Synergy or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Synergy or any of its Subsidiaries or obligating Synergy or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except as set forth in Schedule 2.3, there are no registration rights and, to the knowledge of Synergy there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Synergy or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

         2.4 Authority. (a) Synergy has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Synergy, subject only to the adoption of this Agreement by Synergy's stockholders and the filing and recordation of the Certificates of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Synergy Common Stock is required for Synergy's stockholders to approve and adopt this Agreement and approve the Mergers. This Agreement has been duly executed and delivered by Synergy and, assuming the due authorization, execution and delivery by Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, constitute the valid and binding obligations of Synergy, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by Synergy does not, and the performance of this Agreement by Synergy will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Synergy (the "Synergy Charter Documents") or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to compliance with the requirements set forth in
Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Synergy or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) except as set forth in Schedule 2.4, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Synergy's rights or alter the rights or obligations of any third party under, or to Synergy's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Synergy or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Synergy or any of its Subsidiaries is a party or by which Synergy or any of its Subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause (ii) or
(iii), individually or in the aggregate, reasonably be expected to have a Synergy Material Adverse Effect.

                  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Synergy in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Synergy Material Adverse Effect.

         2.5 Synergy Financial Statements. Attached to Schedule 2.5 of the Synergy Schedule are (i) the audited consolidated balance sheets of Synergy and its Subsidiaries as of March 31, 2002 together with the related consolidated statements of income and cash flows for the fiscal years of Synergy then ended March 31, 2002, all certified by KPMG Chartered Accountants, Synergy's independent public accountants whose audit reports thereon are included therewith and (ii) an unaudited consolidated balance sheet of Synergy and its Subsidiaries as of February

15, 2003 (the "Synergy Balance Sheet"), together with the related statements of income and cash flows for the 10.5 month period then ended February 15, 2003 (collectively, the "Synergy Financial Statements"). Each of the Synergy Financial Statements (including, in each case, any related notes thereto) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and each fairly presents the consolidated financial position of Synergy and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed in the Synergy Financial Statements, Synergy does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Synergy, except liabilities incurred since the date of the Synergy Financial Statements in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Synergy Material Adverse Effect.

         2.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the Synergy Balance Sheet, Synergy and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that, individually or in the aggregate, has had or is reasonably likely to have a Synergy Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Synergy or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Synergy, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.1 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Synergy in accounting principles, practices or methods. Since the date of the Synergy Balance Sheet, except as set forth in
Schedule 2.6, there has not been any increase in the compensation payable or that could become payable by Synergy to officers or key employees or any amendment of the Synergy Option Plans other than increases or amendments in the ordinary course of business consistent with past practice or (y) as required by any relevant employment agreement, option agreement or (z) which, individually or in the aggregate, would not reasonably be expected to have a Synergy Material Adverse Effect.

         2.7 Taxes. (a) For purposes of this Agreement, (i) "Taxes" shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law); and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Tax Returns" shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined below), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Taxing Authority" shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

                   (b) Synergy and each of its Subsidiaries, (i) have timely filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and
(ii) have timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between December 31, 2002 and the Closing Date, neither Synergy nor any of its Subsidiaries has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Synergy Financial Statements and the Synergy Balance Sheet and, to Synergy's knowledge, there are no material unresolved questions or claims concerning Synergy's or any Subsidiaries' tax liability. Neither Synergy's nor any Subsidiaries' Tax Returns have been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Synergy or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Synergy or any Subsidiary.

                  (c) Neither Synergy nor any Subsidiary has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

                  (d) Neither Synergy nor any Subsidiary is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

                  (e) Except as set forth on Schedule 2.7, Synergy shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

                  (f) Except as set forth on Schedule 2.7, neither Synergy, nor any of its Subsidiaries or affiliates, has made with respect to Synergy any consent under Section 341 of the Code, no property of Synergy is "tax exempt use property" within the meaning of Section 168(h) of the Code, and none of the assets of Synergy is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

                  (g) Synergy has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

                  (h) The net operating losses ("NOL") of Synergy or any of its Subsidiaries are not, as of the date hereof, subject to Section 382 or 269 of the Code, Regulation Section 1.1502-21(c), or any similar provisions or Regulations otherwise limiting the use of the NOLs of Synergy or its Subsidiaries.

                  (i) Synergy is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

                  (j) As of the date hereof, to the knowledge of Synergy, neither Synergy nor any of its Subsidiaries or affiliates has taken or agreed to take any action or failed to take any action that would prevent the Mergers from constituting a reorganization within the meaning of Section 368(a) of the Code.

                  (k) Any deficiency resulting from any audit or examination relating to Taxes of Synergy by any Taxing Authority has been timely paid.

                  (l) Except as set forth on Schedule 2.7, no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Synergy.

         2.8 Patents and Trademarks. As used in this Agreement, "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, divisionals, substitutions, continuations-in-part, provisionals, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade names, logos, corporate names and Internet domain names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, copyrights, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer programs and software (including data and related documents), (vi) all know-how , research information, research data and notebooks and (vii) all other proprietary rights. Schedule

2.8 contains a complete list of all Intellectual Property registered in Synergy's name and material to Synergy's business as conducted as of the date hereof (collectively, the "Synergy Registered Intellectual Property"), which registrations are valid. Synergy's use of Intellectual Property does not constitute an infringement of any third party's rights that could reasonably be expected to result in a Synergy Material Adverse Effect. Except as set forth on
Schedule 2.8, Synergy owns, free and clear of any Liens, all right, title and interest to the Synergy Registered Intellectual Property. With respect to Intellectual Property, other than the Synergy Registered Intellectual Property, used or held for use by Synergy in its business as conducted as of the date hereof (the "Other Intellectual Property"), Synergy owns, controls or has a right to use, to the extent necessary to conduct its business in a manner generally consistent with its past practice, such Other Intellectual Property which is material to Synergy's business. Except as set forth on Schedule 2.8, Synergy is not a party to any outstanding options, licenses or agreements of any kind relating to (i) any Other Intellectual Property owned by any other person or entity or (ii) the Synergy Registered Intellectual Property. Synergy has not during the preceding three years received any communications or claims nor, to Synergy's knowledge, is there any threatened claim, alleging that Synergy has infringed upon, or, by conducting its business as proposed, would infringe upon the intellectual property rights of any other person which such infringement would have a Synergy Material Adverse Effect. Except as set forth on Schedule 2.8, to the knowledge of Synergy, no third party has interfered with, infringed upon or misappropriated any of Synergy's rights to the Synergy Registered Intellectual Property or Other Intellectual Property which such interference, infringement or misappropriation would constitute a Synergy Material Adverse Effect.

         2.9 Compliance; Permits; Restrictions. (a) Except as disclosed on
Schedule 2.9 neither Synergy nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Synergy or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Synergy or any of its Subsidiaries is a party or by which Synergy or any of its Subsidiaries or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Synergy Material Adverse Effect. Except as disclosed on Schedule 2.9 to the knowledge of Synergy, no investigation or review by any Governmental Entity is pending or threatened against Synergy or its Subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same other than those which would not reasonably be expected to have a Synergy Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon Synergy or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Synergy or any of its Subsidiaries, any acquisition of material property by Synergy or any of its Subsidiaries or the conduct of business by Synergy as currently conducted.

              (b) Synergy and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which would necessary to the conduct of the business of Synergy except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a Synergy Material Adverse Effect (collectively, the "Synergy Permits"). Synergy and its Subsidiaries are in compliance in all material respects with the terms of the Synergy Permits.

         2.10 Litigation. Except as set forth on Schedule 2.10, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Synergy or as to which Synergy or any of its Subsidiaries has received any notice of assertion nor, to Synergy's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Synergy or any of its Subsidiaries seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Synergy Material Adverse Effect.

         2.11 Brokers' and Finders' Fees. Synergy has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.12 Labor Agreements and Actions; Employee Benefit Plans. (a) Synergy is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Synergy, has sought to represent any of the employees, representatives, or agents of Synergy. There is no strike or other labor dispute involving the Synergy pending or, to the knowledge of Synergy, threatened, nor is Synergy aware of any labor organization activity involving its employees.

                  (b) Schedule 2.12(b) contains a complete list of each pension, profit-sharing or other retirement, bonus, deferred compensation, employment agreement, severance agreement, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, fringe benefit, sick pay, or vacation pay, or other employee benefit plan, program, agreement, or arrangement or policy, whether formal or informal, funded or unfunded, written or unwritten, and whether legally binding or not, sponsored, maintained, contributed to or required to be contributed to by (i) Synergy with respect to current or former employees or any current or former director or consultant of Synergy, and/or
(ii) any trade or business, whether or not incorporated, that together with Synergy would be deemed a "single employer" that includes Synergy within the meaning of Section 4001(a)(14) of ERISA, and the rules and regulations promulgated thereunder (collectively, "Synergy Benefit Plans"); provided that each informal or unwritten Synergy Benefit Plan is described in summary form in
Schedule 2.12(b). Schedule 2.12(b) identifies each Synergy Benefit Plan that is a "pension benefit plan" under Section 3(2) of ERISA ("Synergy Pension Plan").
Schedule 2.12(b) discloses whether each Synergy Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA ("Synergy Welfare Plan") is (i) unfunded, (ii) insured, or (iii) funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code or another funding mechanism.

                  (c) True and complete copies of all (i) Synergy Benefit Plans, including but not limited to, any trust instruments and insurance contracts forming a part of any Synergy Plans, and all amendments thereto and summaries of unwritten Synergy Benefit Plans; (ii) the three (3) most recent actuarial valuations, if any, prepared for each Synergy Plan; (iii) the three (3) most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Synergy Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each Synergy Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) the most recent summary plan description, together with the most recent summary of material modifications, if any, required under ERISA with respect to each Synergy Plan; and (vi) all material communications to any Synergy Employees relating to each Synergy Plan have been provided or made available to Callisto.

                  (d) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Synergy Employees (the "Synergy Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Synergy Pension Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to TRA or a timely application for such determination is now pending or a request for such determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Synergy is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, other than claims for benefits submitted in the ordinary course by participants or beneficiaries under the Synergy Benefit Plans, no material claim against any Synergy Benefit Plan, and no legal or regulatory proceeding (including any audit or voluntary compliance resolution or closing agreement program proceeding) involving, any Synergy Benefit Plan, is pending, or to the knowledge of Synergy, threatened.

                  (e) Neither Synergy nor any of its Subsidiaries has engaged in a transaction with respect to any Synergy Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Synergy or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

                  (f) No current or former Synergy Pension Plan or pension plan of any of its Subsidiaries, or any entity which is considered one employer with Synergy under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), is or has ever been subject to Title IV of ERISA or Section 412 of the Code. No Synergy Benefit Plan constitutes a multiemployer plan within the meaning of ss.3(37) of ERISA.

                  (g) All contributions required to be made under the terms of any Synergy Plan have been timely made or have been reflected on the audited financial statements of the Synergy.

                  (h) Neither Synergy nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Synergy Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits which would have a material impact on Synergy, except as required under ss.601 of ERISA.

                  (i) Except as set forth in Schedule 2.12, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Synergy or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust other otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Synergy Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Synergy Benefit Plans.

                  (j) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Synergy or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Synergy Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

                  (k) All Synergy Benefit Plans covering current or former non-U.S. Employees complies in all material respects with applicable law, and no unfunded liabilities exist with respect to any Synergy Benefit Plan that covers such non-U.S. Employees.

                  (l) Schedule 2.12(l) contains a complete and correct list of employment agreements for senior officers of Synergy; copies of each such agreement have been provided or made available to Callisto or Callisto's counsel.

         2.13 Absence of Liens and Encumbrances. Synergy and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens and Encumbrances except (i) as reflected in the Synergy Financial Statements, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Synergy Material Adverse Effect.

         2.14 Environmental Matters. (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Synergy (in any individual case or in the aggregate), (i) neither Synergy nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, any toxic, radioactive or otherwise hazardous materials ("Hazardous Materials") in violation of any law in effect on or before the Closing Date, and (ii) neither Synergy nor any of its Subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others t or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Synergy's knowledge, threatened concerning any Synergy Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Synergy or any of its Subsidiaries. Synergy is not aware of any fact or circumstance which could involve Synergy or any of its Subsidiaries in any environmental litigation or impose upon Synergy or any of its Subsidiaries any environmental liability.

         2.15 Agreements. (a) Except as set forth in Schedule 2.15(a), there are no written agreements between Synergy and any of its officers, directors, employees or shareholders or any affiliate thereof.

                  (b) Except as set forth in Schedule 2.15(b), there are no written agreements, to which Synergy is a party or by which it is bound which
(i) involve obligations (contingent or otherwise) of, or payments to, the Synergy in excess of $100,000, (ii) are material to the conduct and operations of the Synergy's business or properties (including, without limitation, the license of any Intellectual Property to or from Synergy), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Synergy's products or services, (iv) relating to the employment or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Synergy on 30 days or less notice or
(vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Synergy.

                  (c) Except as set forth in Schedule 2.15(c), neither Synergy nor any of its Subsidiaries, nor to Synergy's knowledge any other party to a Synergy Contract (as defined below), is in breach, violation or default under, and neither Synergy nor any of its Subsidiaries has been notified that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Synergy or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in Schedules 3.15(a) or 3.15(b) (any such agreement, contract or commitment, a "Synergy Contract") in such a manner as would permit any other party to cancel or terminate any such Synergy Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

                  (d) Each of the Synergy Contracts are legal, valid, binding and enforceable and in full force and effect with respect to the Synergy and any of its Subsidiaries with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and the Synergy Contracts will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

                  (e) Neither Synergy nor any of its Subsidiaries have been notified that any party to any of the Synergy Contracts intends to cancel, terminate, proposes to amend, not renew or exercise an option under any of Synergy Contracts, whether in connection with the transactions contemplated hereby or otherwise nor is Synergy or any Subsidiary aware of any intention by any party to any Synergy Contract to effect any of the foregoing.

         2.16 Board Approval. The Board of Directors of Synergy has, as of the date of this Agreement, (i) determined that the Mergers are fair to and in the best interests of Synergy and its stockholders, (ii) determined to recommend that the stockholders of Synergy adopt this Agreement and (iii) duly approved the Mergers, this Agreement and the transactions contemplated hereby.

         2.17 Disclosure. No representation or warranty of the parties to this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF CALLISTO, PARENT, CALLISTO
                       MERGER SUB AND SYNERGY MERGER SUB

         Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Synergy by Callisto on or prior to entering into this Agreement a copy of which is attached hereto as Exhibit B and incorporated herein by this reference (the "Callisto Schedule"), each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub hereby represents and warrants to Synergy that:

         3.1 Organization of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub. (a) Each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Callisto Material Adverse Effect. As used in this Agreement, the term (i) "Subsidiary" means the subsidiaries of Callisto set forth in Schedule 3.1 of the Callisto Schedule and (ii) "Callisto Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Callisto and its Subsidiaries as a whole or on the ability of Callisto to consummate the transactions contemplated by this Agreement; it being understood, however, that Callisto's continuing to incur losses, as long as such losses are in the ordinary course of business and are comparable to those incurred by Callisto prior to the date hereof, shall not, alone, be deemed to be a Callisto Material Adverse Effect.

              (b) Callisto has delivered to Synergy a true and complete list of all of Callisto's Subsidiaries, indicating the jurisdiction of each Subsidiary and Callisto's equity interest therein.

              (c) Callisto has delivered or made available to Synergy a true and correct copy of the Certificate of Incorporation and Bylaws of each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub and similar governing instruments of each of Callisto's Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Callisto, Parent, Callisto Merger Sub, Synergy Merger Sub or any of Callisto's Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

         3.2 Capital Structure. The authorized capital stock of Callisto consists of 60,000,000 shares of Common Stock, par value $.0001 per share, of which there were 13,083,695 shares issued and outstanding as of December 31, 2002; 2,350,000 shares of Series A Convertible Preferred Stock, par value $.0001 per share, of which there were 2,252,441 shares issued and outstanding as of December 31, 2002; 2,290,000 shares of Series B Convertible Preferred Stock, par value $.0001 per share, of which there were 1,232,858 shares issued and outstanding as of December 31, 2002 and 750,000 shares of Series C Convertible Preferred Stock, par value $.0001 per share, of which there were 750,000 shares issued and outstanding as of December 31,

2002. The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, par value $.0001 per share, of which there were 1,054,500 shares issued and outstanding as of December 31, 2002 and 20,000,000 shares of Preferred Stock, par value $.0001 per share, of which none were issued and outstanding as of December 31, 2002. The authorized capital stock of Callisto Merger Sub consists of 100 shares of Common Stock, par value $.0001 per share, of which there were 100 shares issued and outstanding as of March 10, 2003. The authorized capital stock of Synergy Merger Sub consists of 100 shares of Common Stock, par value $.0001 per share, of which there were 100 shares issued and outstanding as of March 10, 2003. All outstanding shares of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub or any agreement or document to which Callisto, Parent, Callisto Merger Sub or Synergy Merger Sub is a party or by which it is bound. As of March 10, 2003, Callisto did not have any warrants to purchase common stock outstanding. As of March 10, 2003, Callisto had reserved an aggregate of 10,000,000 shares of Callisto Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Callisto Stock Option Plan (the "Callisto Stock Option Plan"), under which options are outstanding for an aggregate of 3,204,000 shares and under which 6,796,000 shares are available for grant as of March 10, 2003. As of March 10, 2003, Callisto had reserved an aggregate of 947,505 shares of Callisto Common Stock for outstanding non-Callisto Stock Option Plan options. All shares of Callisto Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 3.2 lists each outstanding option to acquire shares of Callisto Common Stock at March 10, 2003, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason and indicates the extent of acceleration, if any.

         3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2 and Schedule 3.3, there are no equity securities, partnership interests or similar ownership interests of any class of Callisto, Parent, Callisto Merger Sub or Synergy Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Callisto owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any Subsidiary of Callisto, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2 and
Schedule 3.3, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Callisto or any of its Subsidiaries is a party or by which it is bound obligating Callisto or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Callisto or any of its Subsidiaries or obligating Callisto or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except as set forth on Schedule 3.3, there are no registration rights and, to the knowledge of Callisto there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Callisto or with respect to any equity security partnership interest or similar ownership interest of any class of any of its Subsidiaries.

         3.4 Authority. (a) Each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, subject only to the adoption of this Agreement by Callisto's stockholders and the filing and recordation of the Certificates of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of Callisto's Common Stock is required for Callisto's stockholders to approve and adopt this Agreement and approve the Mergers. A vote of the holders of at least a majority of the outstanding shares of Parent's Common Stock is required for the stockholders of Parent to approve the Share Issuance. This Agreement has been duly executed and delivered by each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub and, assuming the due authorization, execution and delivery by Synergy, constitutes the valid and binding obligations of each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, do not, and the performance of this Agreement by each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Callisto, Parent, Callisto Merger Sub or Synergy Merger Sub, respectively, (collectively, the "Callisto Charter Documents"), (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Callisto, Parent, Callisto Merger Sub, Synergy Merger Sub or any of Callisto's Subsidiaries, respectively, or by which its or any of their respective properties is bound or affected, or (iii) except as set forth in
Schedule 3.4, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of Callisto's, Parent's, Callisto Merger Sub's or Synergy Merger Sub's rights or alter the rights or obligations of any third party under, or to Callisto's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Callisto, Parent, Callisto Merger Sub, Synergy Merger Sub or any of Callisto's Subsidiaries, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Callisto, Parent, Callisto Merger Sub, Synergy Merger Sub or any of Callisto's Subsidiaries is a party or by which Callisto, Parent, Callisto Merger Sub, Synergy Merger Sub or any of Callisto's Subsidiaries, or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause
(ii) or (iii), individually or in the aggregate, reasonably be expected to have a Callisto Material Adverse Effect.

              (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Callisto, Parent, Callisto Sub or Synergy Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificates of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Callisto Material Adverse Effect.

         3.5 Parent SEC Filings; Callisto Financial Statements. (a) The Parent has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for the Parent's initial public offering. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the financial position of the Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent as of September 30, 2002 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, the Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Callisto Material Adverse Effect.

              (c) Parent has heretofore furnished to Synergy a complete and correct copy of any amendments or modifications to the Parent SEC Reports, if any, which have not yet been filed with the SEC but which will be required to be filed, to agreements, documents or other instruments which previously had been filed by the Parent with the SEC pursuant to the Securities Act or the Exchange Act.

             (d) Attached to Schedule 3.5 of the Callisto Schedule are the audited consolidated balance sheets of Callisto and its Subsidiaries as of December 31, 2002 together with the related consolidated statements of income and cash flows for the fiscal years of Callisto then ended December 31, 2002, all certified by Arthur Yorkes & Co., Callisto's independent public accountants whose audit reports thereon are included therewith (the "Callisto Financial Statements"). Each of the Callisto Statements (including, in each case, any related notes thereto) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and each fairly presents the consolidated financial position of Callisto and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed in the Callisto Financial Statements, Callisto does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Callisto, except liabilities incurred since the date of the Callisto Financial Statements in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Callisto Material Adverse Effect.

         3.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Callisto Balance Sheet, Callisto and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that individually or in the aggregate, has had or is reasonably likely to have a Callisto Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Callisto or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Callisto or Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section
4.2 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Callisto or Parent in accounting principles, practices or methods.

         3.7 Tax Matters. (a) Callisto and each of its Subsidiaries (i) have timely filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and
(ii) have timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between December 31, 2002 and the Closing Date, neither Callisto nor any of its Subsidiaries has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Callisto Financial Statements and the Callisto Balance Sheet and, to Callisto's knowledge, there are no material unresolved questions or claims concerning Callisto's tax liability. Neither Callisto's nor any Subsidiaries' Tax Returns have been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Callisto or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Callisto or any Subsidiary.

         (b) Neither Callisto nor any Subsidiary has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

         (c) Neither Callisto nor any Subsidiary is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

         (d) Except as set forth on Schedule 3.7, Callisto shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

         (e) Except as set forth on Schedule 3.7, neither Callisto, nor any of its Subsidiaries or affiliates, has made with respect to Callisto, any consent under Section 341 of the Code, no property of Callisto is "tax exempt use property" within the meaning of Section 168(h) of the Code, and none of the assets of Callisto is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

         (f) Callisto has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

         (g) The net operating losses ("NOL") of Callisto or any of its Subsidiaries are not, as of the date hereof, subject to Section 382 or 269 of the Code, Regulation Section 1.1502-21(c), or any similar provisions or Regulations otherwise limiting the use of the NOLs of Callisto or its Subsidiaries.

         (h) Callisto is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

         (i) As of the date hereof, to the knowledge of Callisto, neither Callisto nor any of its Subsidiaries has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         (j) Any deficiency resulting from any audit or examination relating to Taxes of Callisto by any Taxing Authority has been timely paid.

         (k) Except as set forth on Schedule 3.7, no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Callisto.

         (l) The total adjusted tax basis of the assets of Callisto equal or exceed the sum of any liabilities of Callisto.

         3.8 Patents and Trademarks. Schedule 3.8 contains a complete list of all Intellectual Property registered in Callisto's name and material to Callisto's business as conducted as of the date hereof (collectively, the "Registered Intellectual Property"), which registrations are valid. Callisto's use of Intellectual Property does not constitute an infringement of any third party's rights that could reasonably be expected to result in a Callisto Material Adverse Effect. Except as set forth on Schedule 3.8, Callisto owns, free and clear of any liens, claims, encumbrances, security interests and rights of redemption (collectively, the "Liens"), all right, title and interest to the Registered Intellectual Property. With respect to Intellectual Property, other than the Registered Intellectual Property, used or held for use by Callisto in its business as conducted as of the date hereof (the "Other Intellectual Property"), Callisto owns, controls or has a right to use, to the extent necessary to conduct its business in a manner generally consistent with its past practice, such Other Intellectual Property which is material to Callisto's business. Except as set forth on Schedule 3.8, Callisto is not a party to any outstanding options, licenses or agreements of any kind relating to (i) any Other Intellectual Property owned by any other person or entity, or (ii) the Registered Intellectual Property. Callisto has not during the preceding three years received any communications or claims nor, to Callisto's knowledge, is there any threatened claim, alleging that Callisto has infringed upon, or, by conducting its business as proposed, would infringe upon the intellectual property rights of any other person which such infringement would have a Callisto Material Adverse Effect. Except as set forth on Schedule 3.8, to the knowledge of Callisto, no third party has interfered with, infringed upon or misappropriated any of Callisto's rights to the Registered Intellectual Property or Other Intellectual Property which such interference, infringement or misappropriation would constitute a Callisto Material Adverse Effect.

         3.9 Compliance; Permits; Restrictions. Except as disclosed on Schedule 3.9,

             (a) Neither Callisto nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Callisto or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Callisto or any of its Subsidiaries is a party or by which Callisto or any of its Subsidiaries or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Callisto Material Adverse Effect. Except as disclosed on Schedule 3.9 to the knowledge of Callisto, no investigation or review by any Governmental Entity is pending or threatened against Callisto or any of its Subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Callisto Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon Callisto or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Callisto or any of its Subsidiaries, any acquisition of material property by Callisto or any of its Subsidiaries or the conduct of business by Callisto as currently conducted.

              (b) Callisto and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Callisto except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Callisto Material Adverse Effect, (collectively, the "Callisto Permits"). Callisto and its Subsidiaries are in compliance in all material respects with the terms of the Callisto Permits.

         3.10 Litigation. Except as set forth on Schedule 3.10, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Callisto, or as to which Callisto or any of its Subsidiaries has received any written notice of assertion nor, to Callisto's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Callisto or any of its Subsidiaries seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Callisto Material Adverse Effect.

         3.11 Brokers' and Finders' Fees. Callisto has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby except as disclosed on Schedule 3.11.

         3.12 Labor Agreements and Actions, Employee Benefit Plans. (a) Callisto is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Callisto, has sought to represent any of the employees, representatives, or agents of Callisto. There is no strike or other labor dispute involving Callisto pending or, to the knowledge of Callisto, threatened, nor is Callisto aware of any labor organization activity involving its employees.

         (b) Schedule 3.12(b) contains a complete list of each pension, profit-sharing or other retirement, bonus, deferred compensation, employment agreement, severance agreement, compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, fringe benefit, sick pay, or vacation pay, or other employee benefit plan, program, agreement, or arrangement or policy, whether formal or informal, funded or unfunded, written or unwritten, and whether legally binding or not, sponsored, maintained, contributed to or required to be contributed to by (i) Callisto with respect to current or former employees or any current or former director or consultant of Callisto, and/or
(ii) any trade or business, whether or not incorporated, that together with Callisto would be deemed a "single employer" that includes Callisto within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA "), and the rules and regulations promulgated thereunder (collectively, "Callisto Benefit Plans"); provided that each informal or unwritten Callisto Benefit Plan is described in summary form in Schedule 3.12(b). Schedule 3.12(b) identifies each Callisto Benefit Plan that is a "pension benefit plan" under Section 3(2) of ERISA ("Callisto Pension Plan").
Schedule 3.12(b) discloses whether each Callisto Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA ("Callisto Welfare Plan") is (i) unfunded, (ii) insured, or (iii) funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Internal Revenue Code ("Code") or another funding mechanism.

         (c) True and complete copies of all (i) Callisto Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Callisto Benefit Plans, and all amendments thereto and summaries of unwritten Callisto Benefit Plans; (ii) the three (3) most recent actuarial valuations, if any, prepared for each Callisto Benefit Plan; (iii) the three (3) most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Callisto Benefit Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each Callisto Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Callisto Benefit Plan; and (vi) all material communications to any Employees relating to each Callisto Benefit Plan have been provided or made available to Synergy.

         (d) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Callisto Employees (the "Callisto ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Callisto Pension Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) or a timely application for such determination is now pending or a request for such determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and Callisto is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, other than claims for benefits submitted in the ordinary course by participants or beneficiaries under the Callisto Benefit Plans, no material claim against any Callisto Benefit Plan, and no legal or regulatory proceeding (including any audit or voluntary compliance resolution or closing agreement program proceeding) involving any Callisto Benefit Plan, is pending, or to the knowledge of Callisto, threatened.

         (e) Neither Callisto nor any of its Subsidiaries has engaged in a transaction with respect to any Callisto Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Callisto or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

         (f) No current or former Callisto Pension Plan of Callisto or any of its Subsidiaries, or any ERISA Affiliate, is or has ever been subject to Title IV of ERISA or Section 412 of the Code. No Callisto Benefit Plan constitutes a multiemployer plan within the meaning of ss.3(37) of ERISA.

         (g) All contributions required to be made under the terms of any Callisto Plan have been timely made or have been reflected on the audited financial statements of Callisto.

         (h) Neither Callisto nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Callisto Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits which would have a material impact on Callisto, except as required under ss. 601 of ERISA.

         (i) Except as set forth in Schedule 3.12(i) the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Callisto any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Callisto Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Callisto Benefit Plans.

         (j) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Callisto or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Callisto Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

         (k) All Callisto Benefit Plans covering current or former non-U.S. Employees complies in all material respects with applicable law. No unfunded liabilities exist with respect to any Callisto Benefit Plan that covers such non-U.S. Employees.

         (l) Schedule 3.12(l) contains a complete and correct list of employment agreements for senior officers of Callisto; copies of each such agreement have been provided or made available to Synergy or Synergy 's counsel.

         3.13 Absence of Liens and Encumbrances. Callisto and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens and Encumbrances except (i) as reflected in the Callisto Financial Statements, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Callisto Material Adverse Effect.

         3.14 Environmental Matters. (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Callisto (in any individual case or in the aggregate), (i) neither Callisto nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Callisto nor any of its Subsidiaries has engaged in, Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Callisto's knowledge, threatened concerning any Callisto Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Callisto or any of its Subsidiaries. Callisto is not aware of any fact or circumstance which could involve Callisto or any of its Subsidiaries in any environmental litigation or impose upon Callisto or any of its Subsidiaries any environmental liability.

         3.15 Agreements. (a) Except as set forth in Schedule 3.15(a), there are no written agreements between Callisto and any of its officers, directors, employees or shareholders or any affiliate thereof.

              (b) Except as set forth in Schedule 3.15(b), there are no written agreements to which Callisto is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, Callisto in excess of $100,000, (ii) are material to the conduct and operations of Callisto's business or properties (including, without limitation, the license of any Intellectual Property to or from Callisto), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Callisto's products or services, (iv) relating to the employment or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Callisto on 30 days or less notice or
(vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Callisto.

              (c) Except as set forth in Schedule 3.15(c) neither Callisto nor any of its Subsidiaries, nor to Callisto's knowledge any other party to a Callisto Contract (as defined below), is in breach, violation or default under, and neither Callisto nor any of its Subsidiaries has been notified that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Callisto or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in Schedules 3.15(a) or 3.15(b) (any such agreement, contract or commitment, a "Callisto Contract") in such a manner as would permit any other party to cancel or terminate any such Callisto Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

              (d) Each of the Callisto Contracts are legal, valid, binding and enforceable and in full force and effect with respect to Callisto and any of its Subsidiaries with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and the Callisto Contracts will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

              (e) Neither Callisto nor any of its Subsidiaries have been notified that any party to any of the Callisto Contracts intends to cancel, terminate, proposes to amend, not renew or exercise an option under any of the Callisto Contracts, whether in connection with the transactions contemplated hereby or otherwise nor is Callisto or any Subsidiary aware of any intention by any party to any Callisto Contract to effect any of the foregoing.

         3.16 Board Approval. The Board of Directors of Callisto has, as of the date of this Agreement, (i) determined that the Mergers are fair to, advisable and in the best interests of Callisto and its stockholders, (ii) determined to recommend that the stockholders of Callisto adopt this Agreement and (iii) duly approved the Mergers, this Agreement and the transactions contemplated hereby.

         3.17 Interim Operations of Callisto Merger Sub and Synergy Merger Sub. Each of Callisto Merger Sub and Synergy Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

         3.18 Disclosure. No representation or warranty of the parties to this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 Conduct of Business by the Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Synergy and its Subsidiaries and Callisto and its Subsidiaries shall carry on their respective business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and
(iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

         4.2 Covenants of Synergy. Except as permitted by the terms of this Agreement, without the prior written consent of Callisto, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Synergy shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

         (a) Except as required by law or pursuant to the terms of the Synergy Option Plans in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Except as required by applicable law, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Callisto, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

         (c) Except as provided under Section 6.2(f) below, or other than in the ordinary course of business consistent with past practices, transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Synergy Registered Intellectual Property, or enter into grants to transfer or license to any person future patent rights; provided that in no event shall Synergy license on an exclusive basis or sell any Synergy Registered Intellectual Property (other than in connection with the abandonment of immaterial Synergy Registered Intellectual Property after at least five business days' written notice to Callisto);

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

        (e) Except as provided under Section 6.2(f) below, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Synergy or its Subsidiaries, except (i) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course of business consistent with past practice by Synergy with employees hired after the date hereof), (ii) for the purpose of funding or providing benefits under any Synergy Benefit Plans, Synergy Option Plans, any other stock option and incentive compensation plans, directors plans, and stock purchase and dividend reinvestment plans in accordance with past practice;

        (f) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise) other than the issuance, delivery and/or sale of shares of Synergy Common Stock (as appropriately adjusted for stock splits and the like) pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement.

        (g) Cause, permit or submit to a vote of Synergy's stockholders any amendments to the Synergy Charter Documents (or similar governing instruments of any of its Subsidiaries);

        (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments; provided, that Synergy shall not be prohibited from entering into business development deals in the ordinary course of business;

        (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Synergy and its Subsidiaries;

        (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Synergy, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

        (k) Adopt or amend any Synergy Benefit Plan, Synergy Option Plans or any employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law and except for (i) salary increases in the ordinary course of business consistent with past practice for non-officer employees, (ii) salary increases for officers in an amount not exceeding 5% of such officer's salary on the date hereof and (iii) as set forth on Schedule 4.1(k);

        (l) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Synergy Balance Sheet or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Synergy or any of its Subsidiaries is a party or of which Synergy or any of its Subsidiaries is a beneficiary, in the case of both (i) and (ii) of this Section 4.1(l), which payment, discharge, satisfaction, waiver, termination, modification, release or failure to enforce has a value to Synergy in excess of $100,000; provided, that Synergy shall provide prior notice to Callisto of any such action with a value to Synergy in excess of $50,000;

        (m) Except in the ordinary course of business consistent with past practice, and except as provided under Section 6.2(f) below, materially modify, amend or terminate any Synergy Contracts disclosed in Schedule 2.15 of the Synergy Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Callisto;

        (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

        (o) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Synergy or any of its Subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes; or

        (p) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (o) above.

         4.3 Covenants of Callisto. Except as disclosed on Schedule 4.3 of the Callisto Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Callisto and each of its Subsidiaries shall not
(i) amend the Callisto Charter Documents (other than to change its name); (ii) split, combine or reclassify its outstanding shares of capital stock; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its wholly-owned Subsidiaries.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Public Disclosure. Callisto and Synergy will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Mergers or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties will agree to the text of the joint press release announcing the signing of this Agreement.

         5.2 Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any);
(iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Mergers or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement; (vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                  (b) Callisto shall give prompt notice to Synergy upon becoming aware that any representation or warranty made by it, Parent, Callisto Merger Sub or Synergy Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Callisto, Parent, Callisto Merger Sub or Synergy Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Synergy shall give prompt notice to Callisto upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Synergy to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.3 Third Party Consents. On or before the Closing Date, Callisto and Synergy will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its Subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         5.4 Callisto Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of Callisto Common Stock (each, a "Callisto Stock Option") under the Callisto Option Plan or otherwise, whether or not vested, shall, by virtue of the Mergers, be assumed by Parent. Each Callisto Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that
(i) each Callisto Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the number of shares of Callisto Common Stock that were issuable upon exercise of such Callisto Stock Option (assuming full vesting), immediately prior to the Effective Time, (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Callisto Stock Option will be equal to the exercise price per share of Callisto Common Stock at which such Callisto Stock Option was exercisable immediately prior to the Effective Time and (iii) all vesting period with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the Callisto Option Plan or the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement. At the Effective Time, (x) all references in the related stock option agreements to Callisto shall be deemed to refer to Parent and (ii) Parent shall assume all of Callisto 's obligations with respect to Callisto 's options as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Callisto option a document evidencing the foregoing assumption by Parent.

                  (b) It is intended that the Callisto Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Callisto Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.4 shall be applied consistently with such intent.

         5.5 Synergy Stock Options and Warrants. At the Effective Time, each outstanding option to purchase shares of Synergy Common Stock (each, a "Synergy Stock Option") under the Synergy Option Plans or otherwise, whether or not vested, and each outstanding Synergy Warrant, whether or not then exercisable, shall, by virtue of the Mergers, be canceled.

         5.6 Benefits; Prior Service. From and after the Effective Time, Synergy employees shall be provided with employee benefits that are substantially similar to those provided to employees of Callisto who are similarly situated. Callisto shall cause employees of Synergy and its Subsidiaries to be credited with service with Synergy and each of its Subsidiaries for purposes of eligibility and vesting under each employee benefit plan maintained by Callisto or its Subsidiaries prior to the Effective Time. Callisto shall have the absolute discretion to (i) cash-out Synergy employees accrued and unused vacation, personal and sick leave days or to (ii) carry over Synergy employees' accrued but unused vacation, personal and sick leave days; provided, that, such service shall not be recognized to the extent that such recognition would result in duplication of benefits.

         5.7 Parent Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to consist of not more than seven (7) directors, with four directors designated by the stockholders of Callisto existing immediately prior to the Effective Time and three directors (the "Synergy Directors") designated by the stockholders of Synergy existing immediately prior to the Effective Time.

         5.8 Parent Management. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Articles of Incorporation and Bylaws of Parent shall take all necessary action to appoint Donald Picker, Ph.D. as Chief Executive Officer of Parent and Gary S. Jacob, Ph.D. as Chief Scientific Officer of Parent. For a period of 18 months after the Closing, any change in the Chief Executive Officer of the Parent will require the majority approval of the Synergy Directors. At the Effective Time the Parent and Donald Picker, Ph.D. will enter into an Executive Employment Agreement in the form and substance attached as Exhibit F-1, and at the Effective Time the Parent and Gary S. Jacob, Ph.D. will enter into an Executive Employment Agreement in the form and substance attached as Exhibit F-2.

         5.9 Non-Disclosure, Invention Release and Non-Competition Agreements.
(a) Synergy shall use its commercially reasonable efforts to cause employees of Synergy and its Subsidiaries who will become employees of Parent from and after the Effective Time to enter into Parent's standard form of Non- Disclosure, Invention Release and Non-Competition Agreement prior to the Closing.

                  (b) Parent shall use its commercially reasonable efforts to cause employees of Parent and its Subsidiaries who have not already entered into Parent's standard form of Non-Disclosure, Invention Release and Non-Competition Agreement to enter into such agreement prior to the Closing.

         5.10 Conveyance Taxes. Parent, Callisto, Synergy, Callisto Merger Sub and Synergy Merger Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer and stamp Taxes, (ii) any recording, registration and other fees, and
(iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) shall be paid equally by Callisto and Synergy.

         5.11 No Negotiation. Until the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VI below, neither Callisto nor Synergy shall, nor shall they permit any of their respective affiliates, directors, officers, employees, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (a) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (an "Acquisition Transaction") other than pursuant to this Agreement, (b) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (c) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement.

         5.12 SEC Reporting. As soon as practicable after the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Articles of Incorporation and Bylaws of Parent, shall take all necessary action and shall cause its authorized officers to make all the necessary filings with the SEC, for Parent to become a reporting company pursuant to Section 12(g)(1) of the Securities Exchange Act of 1934.

         5.13 Survival after Closing. All of the covenants and obligations of the parties to this Agreement, which by their terms are to be performed or will become effective after the Closing, including without limitation, those contained in Sections 1.9, 1.15, 5.4, 5.5, 5.6, 5.8, 5.9, 5.10, 5.11 and 5.12
shall survive the Closing.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGERS

         6.1 Conditions to Obligations of Each Party to Effect the Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Callisto and Synergy:

                  (a) Stockholder Approval. This Agreement shall have been adopted and the Mergers shall have been duly approved (i) by the requisite vote under applicable law and the Callisto Charter Documents by the stockholders of Callisto and (ii) by the requisite vote under applicable law and the Synergy Charter Documents by the stockholders of Synergy. The Share Issuance shall have been duly approved by the requisite vote under applicable law and the Articles of Incorporation and Bylaws of Parent by the stockholders of Parent.

                  (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

                  (c) Schedules. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

                  (d) Exhibits. The parties shall mutually agree upon the form and substance of all the agreement attached as Exhibits to this Agreement, which agreements shall be executed and delivered to each other at the Closing Date.

         6.2 Additional Conditions to Obligations of Synergy. The obligation of Synergy to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Synergy:

                  (a) Representations and Warranties. The representations and warranties of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Synergy shall have received a certificate signed on behalf of Callisto by the Chief Executive Officer of Callisto to such effect; provided, however, that notwithstanding anything herein to the contrary, this
Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Callisto Material Adverse Effect.

                  (b) Agreements and Covenants. Each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Synergy shall have received a certificate to such effect signed on behalf of each of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub by an authorized officer of Callisto.

                  (c) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Callisto Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Callisto Material Adverse Effect:

                  (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

                  (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

                  (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

                  (d) Cash at Closing. At the time of Closing, Callisto shall have approximately $1,600,000 in cash or cash equivalents. Such amount will be reduced by the amount of liabilities at Closing set forth on Schedule 2.5 of the Synergy Schedule which amount will not exceed $150,000.

                  (e) Conversion of Debt and Loans. Prior to or at Closing, Callisto shall provide satisfactory evidence to Synergy that except as disclosed on Schedule 6.2(e), any and all institutional indebtedness, promissory notes, shareholder and employee loans of Callisto and its Subsidiaries shall have been extinguished or converted into equity of Callisto.

                  (f) Unither Agreements. Prior to or at Closing, Synergy and Unither Pharmaceuticals, Inc. ("Unither") shall have entered into and consummated the transactions contemplated in that certain Redemption and Termination Agreement and Assignment and Assumption Agreement which agreements have been, prior to execution, supplied to and reviewed by Callisto (collectively, the "Unither Agreements"). Pursuant to the Unither Agreements Synergy will buy back all of Unither's Series D Preferred Stock and Warrants to purchase Synergy Common Stock, thus terminating all of Unither's rights and interest as a stockholder of Synergy, and all of its rights and obligations under any other agreement with Synergy, in consideration for Synergy's agreement to assign to Unither all of Synergy's rights, title and interest in Synergy's patents, licenses, grant and other intellectual property rights relating to iminosugar compounds. As additional consideration, Unither will pay Synergy, the amount of Seven Hundred Fifty Thousand Dollars ($750,000).

         6.3 Additional Conditions to the Obligations of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub. The obligations of Callisto, Parent, Callisto Merger Sub and Synergy Merger Sub to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Callisto:

                  (a) Representations and Warranties. The representations and warranties of Synergy set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Callisto shall have received a certificate signed on behalf of Synergy by the Chief Executive Officer of Synergy to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Synergy Material Adverse Effect.

                  (b) Agreements and Covenants. Synergy shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Callisto shall have received a certificate to such effect signed on behalf of Synergy by an authorized officer of Synergy.

                  (c) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Synergy Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Synergy Material Adverse Effect:

                   (1) any litigation or threat of litigation filed or made
                  after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

                  (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

                  (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

                  (d) Conversion of Debt and Loans. Prior to or at Closing, Synergy shall provide satisfactory evidence to Callisto that except as disclosed on Schedule 6.3(d), any and all institutional indebtedness, promissory notes, shareholder and employee loans of Synergy and its Subsidiaries shall have been extinguished or converted into equity of Synergy.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Callisto and Synergy:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Callisto and Synergy;

                  (b) by either Callisto or Synergy if the Mergers shall not have been consummated by March 31, 2003, which date shall be automatically extended for an additional period of up to two (2) weeks, as it may be necessary to obtain the requisite stockholder approval by the stockholders of Callisto and Synergy (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Mergers to occur on or before such date if such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Callisto or Synergy if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Mergers;

         7.2 Fees and Expenses. (a) Except as set forth in this Section 7.2, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Mergers are consummated: As used in this Agreement, "Expenses" shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Mergers and the other transactions contemplated hereby.

                  (b) In the event of a breach of Section 5.11 by Callisto or Synergy, the breaching party shall pay the non-breaching a fee of $200,000.

         7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of Callisto and Synergy, there shall not be any amendment that by law requires further approval by the stockholders of Callisto or Synergy without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Callisto, Parent, Synergy, Callisto Merger Sub and Synergy Merger Sub.

         7.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a) if to Parent, Callisto, Callisto Merger Sub or Synergy Merger Sub:

                           Callisto Pharmaceuticals, Inc.
                           420 Lexington Avenue, Suite 616
                           New York, NY  10170
                           Attention:
                           Telecopy No.:

                           with a copy to:
                           Sills Cummis Radin Tischman Epstein & Gross
                           One Riverfront Plaza
                           Newark, NJ  07102
                           Attention:  Jeffrey J. Fessler, Esq.
                           Telecopy No.:  (973) 643-6500

                  (b) if to Synergy, to

                           Synergy Pharmaceuticals, Inc.
                           2 Executive Drive, Suite 450
                           Somerset, NJ  08873
                           Attention:
                           Telecopy No.:

                           with a copy to

                           Foley Lardner
                           402 W. Broadway, Suite 2300
                           San Diego, CA 92101-3842
                           Attention: Kenneth D. Polin, Esq.
                           Telecopy No.: (619) 234-3510

         8.2 Interpretation. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

                  (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

         8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Callisto Schedule and the Synergy Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.10 Waiver of Jury Trial. EACH OF CALLISTO, PARENT, SYNERGY, CALLISTO MERGER SUB AND SYNERGY MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CALLISTO, PARENT, SYNERGY, CALLISTO MERGER SUB AND SYNERGY MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                            CALLISTO PHARMACEUTICALS, INC.

                                            By: /s/ Gabriel M. Cerrone
                                               --------------------------------
                                            Name:   Gabriel M. Cerrone
                                                 ------------------------------
                                            Title:  Director
                                                  -----------------------------

                                            SYNERGY PHARMACEUTICALS, INC.

                                            By: /s/ Albert J. Henry
                                               --------------------------------
                                            Name:   Albert J. Henry
                                                 ------------------------------
                                            Title:  President
                                                  -----------------------------

                                            WEBTRONICS, INC.

                                            By: /s/ Christoph Bruening
                                               --------------------------------
                                            Name:   Christoph Bruening
                                                 ------------------------------
                                            Title:  President
                                                  -----------------------------


                                            CALLISTO ACQUISITION CORP.


                                            By: /s/ Gabriel M. Cerrone
                                               --------------------------------
                                            Name:   Gabriel M. Cerrone
                                                 ------------------------------
                                            Title:  Director
                                                  -----------------------------


                                            SYNERGY ACQUISITION CORP.

                                            By: /s/ Gabriel M. Cerrone
                                               --------------------------------
                                            Name:   Gabriel M. Cerrone
                                                 ------------------------------
                                            Title:  Director
                                                  -----------------------------

                            EXHIBITS AND SCHEDULES TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                WEBTRONICS, INC.,
                         CALLISTO PHARMACEUTICALS, INC.,
                           CALLISTO ACQUISITION CORP.,
                          SYNERGY PHARMACEUTICALS, INC.
                                       AND
                            SYNERGY ACQUISITION CORP.




EXHIBIT A:      Synergy Disclosure Schedule

EXHIBIT B:      Callisto Disclosure Schedule

EXHIBIT C:      Certificate of Formation of Newco

EXHIBIT D:      Form of Amended Articles of Incorporation of Parent

EXHIBIT E-1:    Certificates of Incorporation of the Callisto Surviving
                Corporation

EXHIBIT E-2:    Certificates of Incorporation of the Synergy Surviving
                Corporation

EXHIBIT F-1:    Form of Executive Employment Agreement for Donald Picker, Ph.D.

EXHIBIT F-2:    Form of Executive Employment Agreement for Gary S. Jacob, Ph.D.



Schedule 1.8:   Capitalization Table of Parent as of the Effective Date